Exhibit  10


January  30,  2001


Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


         Re:      Exhibit  10,  Form  N-1A
                  Calvert  World  Values  Fund,  Inc.
                  File  numbers:  33-45829  and  811-06563


Ladies  and  Gentlemen:


         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 14 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert World Values Fund, Inc. (the "Fund"), including its Articles of Incorporation, other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, or authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 14 to its Registration Statement.

Sincerely,



/s/Susan  Walker  Bender
Associate  General  Counsel